Exhibit 23.11

July 16th, 2007

WuXi PharmaTech (Cayman) Inc

288 FuTe Zhong Road

Waigaoqiao Free Trade Zone

Shanghai 200131, PRC

CONSENT OF VITAE PHARMACEUTICALS

Vitae Pharmaceuticals hereby consents to the references to its name in WuXi PharmaTech (Cayman) Inc.’s Registration Statement on Form F-l to be filed with the U.S. Securities and Exchange Commission. Vitae Pharmaceuticals also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

VITAE PHARMACEUTICALS

/s/ Jeffrey Hatfield
Name:	Jeffrey Hatfield
Title:	Chief Executive Officer